Exhibit 99.1

ImmuCell

ImmuCell Announces Preliminary, Unaudited Sales Results for Q1 2023

For Immediate Release

PORTLAND, Maine – April 5, 2023 – ImmuCell Corporation (Nasdaq: ICCC)

(“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle, today announced preliminary, unaudited sales results for the first quarter of 2023, which ended March 31, 2023.

	2023	2022	($ Decrease)	(% Decrease)

During the Three-Month Periods Ended March 31,	$3.45 million	$6.00 million	($2.55 million)	(43)%

During the Twelve-Month Periods Ended March 31,	$16.01 million	$21.14 million	($5.12 million)	(24)%

Actual sales during the first quarter of 2023 slightly exceeded the previously projected range of $3.2 million to $3.4 million. Sales were significantly below prior periods because a production slowdown was implemented during the first quarter of 2023 in response to previously disclosed contamination events impacting the Company’s manufacturing process. As of March 31, 2023, the backlog of orders was equal to approximately $7.5 million, representing a significant increase from approximately $2.5 million as of December 31, 2022.

“During the production slowdown, we implemented significant process improvements and performed a deep sanitization of our production facilities and equipment. We also extended our production cycle to provide time for the complete analysis of all standard quality control test data before work-in-process inventory is progressed to the next stage of production. No product that tests below specification moves to the next stage of production,” commented Michael F. Brigham, President and CEO of ImmuCell. “Since the production slowdown, the first quality control test of incoming milk batches has passed approximately 82% of the time and failed approximately 13% of the time with the remaining approximately 5% pending final testing and disposition. While there is still room for needed improvement, the trend is in the right direction. Further, we have seen a 100% success rate with the two subsequent standard quality control tests later in the production process. This has given us the confidence needed to begin ramping up production as we head into the second quarter.”

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“We continue to work to achieve FDA approval to commercialize Re-Tain®,” Mr. Brigham concluded. “As disclosed in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, we expect to make our third submission of the CMC Technical Section around the end of April 2023. When made, this submission will be subject to a six-month review by the FDA.”

Conference Call:

Since the first quarter of 2020, the Company has been providing a preliminary look at its top line results soon after the close of the quarter. The Company expects to provide this prompt, preliminary report on product sales until further notice going forward. The Company will host a conference call on Friday, May 12, 2023 at 9:00 AM ET to discuss the full financial results for the quarter ended March 31, 2023. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET. A teleconference replay of the call will be available until May 19, 2023 at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing replay access code #3163870. Investors are encouraged to review the Company’s updated Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company.

About ImmuCell:

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain®, a novel treatment for subclinical mastitis in dairy cows without a milk discard requirement that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Contacts:	Michael F. Brigham, President and CEO ImmuCell Corporation (207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release and the statements to be made in the related earnings conference call referenced herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. Such statements include, but are not limited to, any forward-looking statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; future demand for our products; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold per unit; the adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the impacts of backlogs on customer relationships; the efficacy or timeline to complete our contamination remediation efforts; the likelihood, severity or impact of future contamination events; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield; future regulatory requirements relating to our products; the efficacy of our investments in our business; anticipated changes in our manufacturing capabilities and efficiencies; our effectiveness in competing against competitors within both our existing and our anticipated product markets; and any other statements that are not historical facts. These statements are intended to provide management’s current expectation of future events as of the date of this earnings release, are based on management’s estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties relating to: difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain®), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand (including the consequences of backlogs), uncertainty associated with the timing and volume of customer orders as we come out of a prolonged backlog, adverse impacts of supply chain disruptions on our operations and customer and supplier relationships, commercial and operational risks relating to our current and planned expansion of production capacity, and other risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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